Exhibit 11

FINANCIAL FEDERAL CORPORATION & SUBSIDIARIES
SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE


                                             Three months ended January 31,        Six months ended January 31,
                                             ------------------------------        ----------------------------
                                                   1997           1996                 1997           1996
                                                ----------     ----------           ----------     ----------
Primary

Net earnings for primary per share
    amounts                                     $3,134,000     $2,317,000           $6,106,000     $4,441,000
                              						            ==========     ==========           ==========     ==========
Weighted average number of common
    shares outstanding                           9,847,441      8,231,837            9,872,673      8,229,293

Add - common equivalent shares
    (determined using the
    "treasury stock" method)                       880,760        863,340              857,636        838,459
                                                   -------        -------              -------        -------
Weighted average number of shares
    used in calculation of primary net
    earnings per common share                   10,728,201      9,095,177           10,730,309      9,067,752
                                        		      ==========     ==========           ==========     ==========
Primary net earnings per common share                $0.29          $0.25                $0.57          $0.49
	                                                    =====          =====                =====          =====

Fully Diluted

Net earnings for fully diluted per share
    amounts                                      $3,134,000     $2,317,000           $6,106,000    $4,441,000
     	                                           ==========     ==========           ==========    ==========
Weighted average number of shares
    used in calculation of fully diluted
    net earnings per common share                10,755,636      9,156,477           10,780,867     9,153,294
                                                 ==========     ==========           ==========    ==========
Fully diluted net earnings per common
    share                                             $0.29          $0.25                $0.57         $0.49
                                                      =====          =====                =====         =====